Exhibit 99.2

PETMED EXPRESS, INC.

COMPENSATION COMMITTEE CHARTER

(Amended and Restated Effective June 10, 2020)

I. PURPOSE

The primary purposes of the Compensation Committee (“Committee”) are to oversee the administration of the Company's compensation programs, review the compensation of executive officers and directors, prepare any report on executive compensation required by the rules and regulations of the Securities and Exchange Commission (“SEC”) and generally to provide assistance to the Company’s Board of Directors (“Board”) on compensation matters.

II. ORGANIZATION

The Committee shall be comprised of three or more directors as determined by the Board. Each member of the Committee shall meet the (i) requirements for independence set forth in the rules of The NASDAQ Stock Market (“NASDAQ”), Company's corporate governance principles, and any additional independence requirements that may be required for compensation committee members pursuant to the rules and regulation promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), (ii) requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”), and (iii) requirements of a "non-employee director" under the Act.

The members of the Committee shall be appointed and removed by the Board. A member shall serve until either: (i) his or her successor is appointed; (ii) until his or her resignation from the Committee; (iii) until his or her position on the Committee is eliminated due to a reduction in the size of the Committee; (iv) until he or she is removed from the Committee; (v) until his or her death; or (vi) until his or her service on the Board terminates. A majority of the members shall constitute a quorum sufficient for the taking of any action by the Committee. The chairperson of the Committee shall be the member of the Committee appointed to serve in such capacity by the Board from time to time.

III. MEETINGS AND REPORTS

The Committee shall meet as frequently as the Committee deems necessary, but the Committee shall meet at least one time each year. The Committee chairperson or any other member of the Committee may call additional meetings of the Committee by notice in accordance with the Company's Bylaws. The Committee may exclude from all or a portion of its meetings any person it deems appropriate in order to carry out its responsibilities. The Committee shall report its activities to the Board on a regular basis, generally at the next succeeding meeting of the Board following a meeting of the Committee. The chairperson of the Committee shall chair meetings of the Committee, set agendas for meetings, and determine the Committee's information needs. In the absence of the Committee chairperson at a duly convened meeting, the Committee shall select a temporary substitute from among its members.

Members of the Committee may participate in a meeting of the Committee by means of telephone conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other. Except in extraordinary circumstances as determined by the chairperson of the Committee, notice shall be delivered to all Committee members at least 48 hours in advance of the scheduled meeting. Minutes of each meeting shall be kept and distributed to the entire Board. The Committee shall cause such minutes and copies of written consents to be filed with the minutes of the meetings of the Board.

The affirmative vote of a majority of the members of the Committee present at the time of such vote shall be required to approve any action of the Committee. Subject to any applicable law or regulation, or the requirements of NASDAQ, any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of the Committee. Such written consent shall have the same force as a unanimous vote of the Committee.

IV. AUTHORITY AND RESPONSIBILITIES

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To carry out its purposes, the Committee shall have the following duties and responsibilities, in addition to any similar matters which may be referred to the Committee from time to time by the Board or which the Committee raises on its own initiative that shall further its purposes:

1.	In consultation with senior management, establish the Company's general compensation philosophy, and oversee the development and implementation of compensation programs.

2.

Review annually and approve the Company's stated compensation strategy and programs to ensure that management and other employees are rewarded appropriately for their contribution to Company growth and profitability and that the compensation strategy supports organization objectives and shareholder interests.

3.

Review annually the Company's compensation policies and practices applicable to all employees (not just executives) as they relate to the Company's risk management and risk-taking incentives to the extent that the risks arising from those compensation policies and practices are "reasonably likely" to have a material adverse effect on the Company.

4.

Review and approve corporate goals and objectives relating to the compensation of the Chief Executive Officer ("CEO"), evaluate the performance of the CEO in light of those goals and objectives, and recommend to the Board the CEO's compensation level based on this evaluation. In determining the long term incentive component of the CEO's compensation, the Committee shall consider, among other factors, the Company's financial and operating performance and relative shareholder return, the value of similar incentive awards to CEO's at comparable companies, and the awards granted to the CEO in past years. The CEO compensation, as approved by the Committee, shall be recommended by the Compensation Committee to the Board and thereafter approved by the Board. The CEO may not be present during voting or deliberations on his or her compensation.

5.

Recommend, subject to the approval of the Board, compensation and benefits for the executive officers and other senior officers of the Company, as designated by the Board. Typically, this shall be accomplished based upon the recommendations of the CEO after review of comparative compensation and performance data.

6.	Approve annual incentive plans and merit plans for the officers and employees of the Company.

7.	Supervise the administration of all current employee benefit plans and any other benefit plans which may from time-to-time be created.

8.

Grant stock options and other awards of the Company's stock to directors, officers and employees of the Company pursuant to the Company's stock incentive plans as approved by the Company's shareholders and as may from time-to-time be amended.

9.

In consultation with management, oversee regulatory compliance with respect to compensation matters, including overseeing the Company's policies on structuring compensation programs to preserve the tax deductibility, and, as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code.

10.

Determine the need for and approve any material employment contracts and amendments thereto, and review and approve any severance or similar termination payment proposed to be made to any executive officer or other senior officer of the Company.

11.

As required, make a recommendation to the Board regarding the frequency of the advisory vote by shareholders on the compensation of the Company's named executive officers, as required by the SEC rules.

12.

Review and discuss the results of each shareholder advisory vote on the compensation of the Company's named executive officers as required by the SEC rules, and consider whether to recommend to the Board to make adjustments to the Company's compensation philosophy, policies or practices.

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13.

Review and approve the Company's stock ownership obligation policy (including timely reporting under Sections 16(a) and 13(d) of the Act, insider trading, trading windows, trading black-out periods and written trading plans or arrangements complying with Rule 10b5-1(c) under the Act) and any waivers thereof.

14.	Recommend, subject to the approval of the Board, compensation for the independent directors.

15.

Review and discuss with management the Company's disclosures under the "Compensation Discussion and Analysis" (the "CD&A") to be included in the Company's proxy statement filed with the SEC relating to its annual shareholder meeting to ensure that the CD&A communicates the Company's compensation policies applicable to the CEO and other executive officers and the specific relationship of corporate performance to executive compensation. Based on such review and discussion, make a recommendation to the Board as to whether the CD&A should be included in the Company's annual report on Form 10-K and/or the Company's proxy statement, as applicable. The Committee shall also prepare a report of the Committee for inclusion in the Company's annual proxy statement, stating that the Committee has taken the actions described in this paragraph.

16.

In the event there is a material restatement of the Company's financial results filed with the SEC due to fraud or intentional misconduct, review the performance-based compensation and incentives received by executive officers who are found to be personally responsible for the fraud or intentional misconduct that caused the need for the restatement and, to the extent permitted by applicable law, seek, through the exercise of their business judgment, the recovery of any such compensation and incentives determined are in excess of the performance-based compensation and incentives that would have been received by such officers based on the restated financial results.

17.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes the Committee deems appropriate to the Board for approval.

18.	On an annual basis, evaluate the Committee's composition and conduct a performance evaluation on the Committee’s effectiveness.

19.	Prepare and issue required evaluations and reports.

20.

Perform any other activities consistent with this Charter, the Company’s Articles of Incorporation, as amended, ByLaws, as amended, and governing law, as the Committee or the Board deems necessary or appropriate or as expressly delegated to the Committee by the Board from time-to-time.

V. DELEGATION; USE OF ADVISERS

The Committee may delegate authority with respect to such of its functions to such officers of the Company or to a subcommittee as it may deem appropriate from time to time, to the extent permitted by law and the applicable rules of the SEC, NASDAQ and Internal Revenue Code.

The Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser.

(i) The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the Committee.

(ii) The Company must provide for appropriate funding, as determined by the Committee, for payment of reasonable compensation to a compensation consultant, legal counsel or any other adviser retained by the Committee. The Committee shall keep the Board advised as to the general range of anticipated expenses for outside consultants and experts.

(iii) The Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Committee, other than in-house legal counsel, only after taking into consideration the following factors:

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(1)	the provision of other services to the Company by the person that employs the compensation consultant, legal counsel or other adviser;
(2)

the amount of fees received from the Company by the person that employs the compensation consultant, legal counsel or other adviser, as a percentage of the total revenue of the person that employs the compensation consultant, legal counsel or other adviser;

(3)	the policies and procedures of the person that employs the compensation consultant, legal counsel or other adviser that are designed to prevent conflicts of interest;
(4)	any business or personal relationship with the compensation consultant, legal counsel or other adviser with a member of the Committee;
(5)	any stock of the Company owned by the compensation consultant, legal counsel or other adviser; and
(6)	any business or personal relationship of the compensation consultant, legal counsel, other adviser or the person employing the advisor with an executive officer of the Company.

* * * * *

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